UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   July 20, 2006

Kentucky Utilities Company

(Exact name of registrant as specified in its charter)

Kentucky and Virginia	1-3464	61-0247570
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation)

One Quality Street, Lexington, Kentucky	40507
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:   (857) 255-2100

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐        Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐        Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                        Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                        Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On July 20, 2006, Kentucky Utilities Company (the “Company’’) completed a financing transaction resulting in the issuance of $16,693,620 in new pollution control indebtedness.  The indebtedness, the Company’s First Mortgage Bonds, Pollution Control Series No. 20, due June 1, 2036, will currently carry a variable, auction rate of interest.

As part of the transaction, the County of Carroll, Kentucky (the “County”) has issued $16,693,620 in new pollution control bonds (the “County Bonds”) relating to facilities to be constructed at the Company’s Ghent generating station.  Pursuant to a Loan Agreement dated as of June 1, 2006 (the “Loan Agreement”), the Company has borrowed from the County the proceeds from sale of the County Bonds.   Under the Loan Agreement, the Company has agreed to repay the loan by making principal, interest, premium payments or any purchase price payments as and when due with respect to the County Bonds.  The payment obligations of the Company under the Loan Agreement are absolute and unconditional.

The Company’s obligations with respect to the County Bonds are secured by the Company’s issuance of the above-mentioned $16,693,620 in first mortgage bonds (the “Company Bonds”) with identical principal amount, maturity and interest provisions as the County Bonds.  The Company Bonds are issued pursuant to a Supplemental Indenture dated July 1, 2006, to the Company’s existing first mortgage bond indenture among the Company and its first mortgage bond trustee.

The Loan Agreement, the Supplemental Indenture and other transaction documents contain standard representations, covenants and events of default for facilities of this type, including acceleration of indebtedness upon certain events of default.  Events of default under the Loan Agreement or other transaction documents include a failure to punctually make payments associated with County Bonds when due; a continuing failure or default regarding performance of applicable covenants, conditions or agreements in the Loan Agreement, the insurance agreement or other relevant transaction documents; any acceleration of payments with respect to the Company Bonds or other first mortgage bonds; and certain bankruptcy or insolvency-related conditions relating to the Company.

Item 9.01  Financial Statements and Exhibits

Exhibits:

4.1                                 Supplemental Indenture dated July 1, 2006 from Kentucky Utilities Company to U.S. Bank National Association, Chicago, Illinois, as trustee.

4.2                                 Loan Agreement dated as of June 1, 2006 between Kentucky Utilities Company and the County of Carroll, Kentucky.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KENTUCKY UTILITIES COMPANY

Dated: July 21, 2006	By:	/s/ John R. McCall
John R. McCall
Executive Vice President, General
Counsel and Corporate Secretary